EXHIBIT 99.1

ePlus Reports First Quarter Financial Results

--Favorable Business Mix Drove Strong Profitability Growth--

Quarterly Highlights:

•
Net sales decreased 6.9% to $355.0 million; technology segment net sales decreased 7.4% to $341.2 million; service revenues increased 4.4% to $47.8 million; financing segment net sales increased 7.6% to $13.8 million.

•	Adjusted gross billings decreased 0.4% to $546.4 million.
•	Consolidated gross profit increased 6.4% to $98.6 million.
•	Consolidated gross margin was 27.8%, an increase of 350 basis points.
•	Net earnings increased 7.2% to $17.4 million.
•	Adjusted EBITDA increased 7.5% to $30.7 million.
•	Diluted earnings per share increased 8.3% to $1.30. Non-GAAP diluted earnings per share increased 4.9% to $1.51.

HERNDON, VA – August 5, 2020 – ePlus inc. (NASDAQ:  PLUS), a leading provider of technology and financing solutions, today announced financial results for the three months ended June 30, 2020.

Management Comment

“Our business performed well across key profitability metrics in the first quarter of fiscal 2020 as we worked closely with customers to support their evolving IT product and service needs during these challenging times.  Adjusted gross billings held steady, and gross profit increased 6.4% as consolidated gross margin increased to 27.8%.  Diluted earnings per share grew 8.3%.  Our performance reflected a favorable mix as higher margin services revenue grew 4.4%, in-line with our strategy of increasing managed and recurring services which mitigated the impact of lower product sales,” said Mark Marron, president and chief executive officer.

“Our focus on critical IT solutions most relevant to customers in this difficult pandemic environment has enabled ePlus to report strong earnings comparisons.  During the quarter, we saw a marked increase in third-party maintenance, software assurance, and subscriptions, as customers invested to support remote workforce initiatives.”

First Quarter Fiscal 2021 Results

For the first quarter ended June 30, 2020 as compared to the first quarter of the prior fiscal year ended June 30, 2019:

Consolidated net sales decreased 6.9% to $355.0 million, from $381.4 million.

Technology segment net sales decreased 7.4% to $341.2 million, from $368.5 million primarily due to a larger portion of our sales that were recognized on a net basis. Service revenues increased 4.4% to $47.8 million, from $45.8 million primarily due to an increase in managed services.  Adjusted gross billings was $546.4 million, a slight decrease of 0.4% from $548.4 million.

Financing segment net sales increased 7.6% to $13.8 million, from $12.8 million, primarily due to an increase in post-contract earnings.

Consolidated gross profit increased 6.4% to $98.6 million, from $92.6 million. Consolidated gross margin increased to 27.8% from 24.3% last year, due to higher product margins.

Operating expenses increased 5.3% to $73.6 million, from $69.9 million, primarily due to an increase in variable compensation and replacement costs for turnover.  Our headcount at the end of the quarter was 1,536, compared with 1,538 a year ago.

Consolidated operating income increased 9.8% to $25.0 million.

Our effective tax rate for the current quarter was 30.8%, higher than the prior year quarter of 28.7%, due to an adjustment to the federal benefit from state taxes.

Net earnings increased 7.2% to $17.4 million.

Adjusted EBITDA increased 7.5% to $30.7 million, from $28.6 million.

Diluted earnings per share was $1.30, compared with $1.20 in the prior year quarter. Non-GAAP diluted earnings per share was $1.51, compared with $1.44 last year.

Balance Sheet Highlights

As of June 30, 2020, ePlus had cash and cash equivalents of $144.4 million, compared with $86.2 million as of March 31, 2020.  The increase is primarily the result of a decrease in working capital in the technology segment and an increase in non-recourse debt. Inventory, which represents equipment ordered by customers but not yet delivered, increased 85.7% due to ongoing projects and some delivery delays due to temporary closures at our customer sites related to COVID-19.    Total shareholder’s equity was $502.7 million, compared with $486.1 million as of March 31, 2020.  Total shares outstanding were 13.6 million and 13.5 million on June 30, 2020 and March 31, 2020, respectively.

Summary and Outlook

“ePlus is effectively managing through difficult business conditions with a strong balance sheet, a favorable mix of products and services and a dedicated team of IT professionals, who have proven their commitment to customer service.

“Our focus on the high demand areas of Cloud, Security and Digital Infrastructure are all the more relevant in today’s business environment.  Our diversified customer base, which we believe represents minimal exposure to those industries hardest hit by the economic downturn, depends on ePlus to continue to deliver critical IT solutions that enable them to effectively navigate the current marketplace challenges.

“We appreciate the excellent execution demonstrated by the ePlus team during these unprecedented times, and as a company, we have taken precautions to protect the health and safety of our employees.  Our strong financial position provides the resources to continue to make strategic investments opportunistically.  In summary, we believe we are well positioned to manage through near-term pandemic-related disruptions to our business and to achieve growth over the long term,” Mr. Marron concluded.

Recent Corporate Developments/Recognitions

•	In the month of June:
	o	ePlus announced that CRN® a brand of The Channel Company, has named ePlus to its 2020 Solution Provider 500 list for the 10th consecutive year.
	o	ePlus announced that it has been recognized with four new awards, including three Partner of the Year designations, from its partners Equinix, Juniper Networks, and NetApp.

•	In the month of May:
	o	ePlus announced that its board of directors authorized the Company to repurchase up to 500,000 shares of ePlus’ outstanding common stock over a 12-month period which commenced on May 28, 2020.
o
ePlus announced that it has launched ePlus Public Cloud Managed Services, a portfolio of offerings that enables customers to deliver services cost-effectively and securely in public cloud platforms, including AWS and Azure.

Conference Call Information

ePlus will hold a conference call and webcast at 4:30 p.m. ET on August 5, 2020:

Date:	August 5, 2020
Time:	4:30 p.m. ET
Live Call:	(833) 714-0957, domestic; (778) 560-2893, international
Replay:	(800) 585-8367, domestic; (416) 621-4642, international

Passcode:	6879148 (live and replay)
Webcast:	http://www.eplus.com/investors (live and replay)

The replay of this webcast will be available approximately two hours after the call and be available through August 12, 2020.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and lifecycle services expertise across key areas including security, cloud, data center, collaboration, networking, and emerging technologies, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook, LinkedIn, Twitter and Instagram.

ePlus, Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, the duration and impact of the COVID-19 pandemic, which could materially adversely affect our financial condition and results of operations and has resulted worldwide in governmental authorities imposing numerous unprecedented measures to try to contain the virus that has impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners; national and international political instability fostering uncertainty and volatility in the global economy including exposure to fluctuation in foreign currency rates, interest rates and downward pressure on prices; reduction of vendor incentive programs; and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendor’s IT systems and data and audio communication networks; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; our ability to reserve adequately for credit losses; our ability to secure our own and our customers’ electronic and other confidential information and remain secure during a cyber-security attack; future growth rates in our core businesses; the impact of competition in our markets; our reliance on third parties to perform some of our service obligations to our customers; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service and software as a service; our ability to realize our investment in leased equipment; maintaining and increasing advanced professional services by recruiting and retaining highly skilled, competent personnel and vendor certifications; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2020	March 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$144,382	$86,231
Accounts receivable—trade, net	393,044	374,998
Accounts receivable—other, net	33,076	36,570
Inventories	93,323	50,268
Financing receivables—net, current	116,120	70,169
Deferred costs	20,785	22,306
Other current assets	6,102	9,256
Total current assets	806,832	649,798

Financing receivables and operating leases—net	68,862	74,158
Property, equipment and other assets	33,025	32,596
Goodwill	118,097	118,097
Other intangible assets—net	32,046	34,464
TOTAL ASSETS	$1,058,862	$909,113

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$136,507	$82,919
Accounts payable—floor plan	175,701	127,416
Salaries and commissions payable	26,460	30,952
Deferred revenue	57,271	55,480
Recourse notes payable—current	37,271	37,256
Non-recourse notes payable—current	55,667	29,630
Other current liabilities	30,683	22,986
Total current liabilities	519,560	386,639

Non-recourse notes payable—long term	5,500	5,872
Deferred tax liability—net	2,731	2,730
Other liabilities	28,346	27,727
TOTAL LIABILITIES	556,137	422,968

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,553 outstanding at June 30, 2020 and 13,500 outstanding at March 31, 2020	145	144
Additional paid-in capital	147,082	145,197
Treasury stock, at cost, 934 shares at June 30, 2020 and 896 shares at March 31, 2020	(71,127)	(68,424)
Retained earnings	427,579	410,219
Accumulated other comprehensive income—foreign currency translation adjustment	(954)	(991)
Total Stockholders' Equity	502,725	486,145
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,058,862	$909,113

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019

Net sales
Product	$307,240	$335,601
Services	47,791	45,771
Total	355,031	381,372

Cost of sales
Product	226,634	260,063
Services	29,840	28,670
Total	256,474	288,733

Gross profit	98,557	92,639

Selling, general, and administrative	69,467	65,787
Depreciation and amortization	3,516	3,463
Interest and financing costs	577	628
Operating expenses	73,560	69,878

Operating income	24,997	22,761

Other income (expense)	98	(45)

Earnings before taxes	25,095	22,716

Provision for income taxes	7,735	6,528

Net earnings	$17,360	$16,188

Net earnings per common share—basic	$1.30	$1.21
Net earnings per common share—diluted	$1.30	$1.20

Weighted average common shares outstanding—basic	13,322	13,356
Weighted average common shares outstanding—diluted	13,388	13,457

Technology Segment
	Three Months Ended June 30,
	2020	2019	% Change
	(in thousands)

Net sales
Product	$293,433	$322,764	(9.1%)
Services	47,791	45,771	4.4%
Total	341,224	368,535	(7.4%)

Cost of sales
Product	224,543	258,054	(13.0%)
Services	29,840	28,670	4.1%
Total	254,383	286,724	(11.3%)

Gross profit	86,841	81,811	6.1%

Selling, general, and administrative	65,556	62,667	4.6%
Depreciation and amortization	3,488	3,407	2.4%
Interest and financing costs	265	-	nm
Operating expenses	69,309	66,074	4.9%

Operating income	$17,532	$15,737	11.4%
Adjusted gross billings	$546,394	$548,363	(0.4%)
Adjusted EBITDA	$23,161	$21,419	8.1%

Technology Segment Net Sales by Customer End Market
	Twelve Months Ended June 30,
	2020	2019	% Change

Technology	21%	21%	-
Telecom, Media, & Entertainment	19%	14%	5%
SLED	16%	17%	(1%)
Healthcare	15%	15%	-
Financial Services	13%	15%	(2%)
All Others	16%	18%	(2%)
Total	100%	100%

Financing Segment
	Three Months Ended June 30,
	2020	2019	% Change
	(in thousands)

Net sales	$13,807	$12,837	7.6%
Cost of sales	2,091	2,009	4.1%
Gross profit	11,716	10,828	8.2%

Selling, general, and administrative	3,911	3,120	25.4%
Depreciation and amortization	28	56	(50.0%)
Interest and financing costs	312	628	(50.3%)
Operating expenses	4,251	3,804	11.8%

Operating income	$7,465	$7,024	6.3%
Adjusted EBITDA	$7,553	$7,148	5.7%

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, (iv) non-GAAP Net Earnings and (v) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.

We define adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expense, provision for income taxes, and other income (expense). Segment adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings and non-GAAP net earnings per common share – diluted are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition related amortization expense, and the related tax effects.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate non-GAAP adjusted gross billings, adjusted EBITDA, non-GAAP net earnings and non-GAAP net earnings per common share or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended June 30,
	2020	2019
	(in thousands)

Technology segment net sales	$341,224	$368,535
Costs incurred related to sales of third-party maintenance, software assurance and subscription / SaaS licenses, and services	205,170	179,828
Adjusted gross billings	$546,394	$548,363

	Three Months Ended June 30,
	2020	2019
	(in thousands)
Consolidated
Net earnings	$17,360	$16,188
Provision for income taxes	7,735	6,528
Depreciation and amortization [1]	3,516	3,463
Share based compensation	1,907	1,942
Acquisition and integration expense	29	401
Interest and financing costs	265	-
Other (income) expense [2]	(98)	45
Adjusted EBITDA	$30,714	$28,567

	Three Months Ended June 30,
	2020	2019
	(in thousands)
Technology Segment
Operating income	$17,532	$15,737
Depreciation and amortization [1]	3,488	3,407
Share based compensation	1,847	1,874
Acquisition and integration expense	29	401
Interest and financing costs	265	-
Adjusted EBITDA	$23,161	$21,419

Financing Segment
Operating income	$7,465	$7,024
Depreciation and amortization [1]	28	56
Share based compensation	60	68
Adjusted EBITDA	$7,553	$7,148

	Three Months Ended June 30,
	2020	2019
	(in thousands)
GAAP: Earnings before taxes	$25,095	$22,716
Share based compensation	1,907	1,942
Acquisition and integration expense	29	401
Acquisition related amortization expense [3]	2,228	2,187
Other (income) expense [2]	(98)	45
Non-GAAP: Earnings before taxes	29,161	27,291

GAAP: Provision for income taxes	7,735	6,528
Share based compensation	587	559
Acquisition and integration expense	9	115
Acquisition related amortization expense [3]	667	607
Other (income) expense [2]	(30)	13
Tax benefit on restricted stock	(14)	10
Non-GAAP: Provision for income taxes	8,954	7,832

Non-GAAP: Net earnings	$20,207	$19,459

	Three Months Ended June 30,
	2020	2019

GAAP: Net earnings per common share – diluted	$1.30	$1.20

Share based compensation	0.10	0.10
Acquisition and integration expense	-	0.02
Acquisition related amortization expense [3]	0.12	0.12
Other (income) expense [2]	(0.01)	-
Total non-GAAP adjustments – net of tax	0.21	0.24

Non-GAAP: Net earnings per common share – diluted	$1.51	$1.44

[1] Amount consists of depreciation and amortization for assets used internally.
[2] Interest income and foreign currency transaction gains and losses.
[3] Amount consists of amortization of intangible assets from acquired businesses.